                                                                       EXHIBIT j

                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail classes of the twelve series portfolios of AIM Funds Group, which is included in Post-Effective Amendment No. 92 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 92 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.



                           /s/ Ballard Spahr Andrews & Ingersoll, LLP
                           ------------------------------------------
                           Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 19, 2003